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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                                   FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



                       Date of Report: October 31, 1994




                            CKE RESTAURANTS, INC.
             (Exact name of registrant as specified in its chart)



   California                         1-13192                       33-0602639
 (State or other                    (Commission                  (I.R.S. Employer
  jurisdiction                      File Nunber)                Identification No.)
of incorporation)


                          1200 North Harbor Boulevard
                              Anaheim, California                      92801
                   (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code: (714) 774-5796




                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5.  0THER EVENTS

        Effective October 31, 1994, Donald E. Doyle resigned as president, chief executive officer and director of CKE Restaurants, Inc. The attached press release is incorporated herein by this reference.


                                   *  *  *


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                       CKE RESTAURANTS, INC.


        November 1, 1994               By:    /s/  RICHARD C. CELIO
                                          ---------------------------------
                                          Vice President and
                                          General Counsel
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FOR:       CKE Restaurants, Inc.

CONTACT:   Shirley Bracken
           CKE Restaurants, Inc.
           (714) 520-4450

           Roger Pondel/Stephanie Burchfield
           Pondel Parsons & Wilkinson
           (310) 207-9300

                                                    FOR IMMEDIATE RELEASE


                      CKE RESTAURANTS, INC. CEO RESIGNS

     Anaheim, California - October 18, 1994 - CKE Restaurants, Inc. (NYSE: CKR) today announced that Donald E. Doyle, president and chief executive officer, has resigned to accept the position of chief operating officer at Hardee's Food Systems, Inc., based in Raleigh, North Carolina.

     Chairman William P. Foley II will assume the responsibility of chief executive officer until a successor is named.

     "Don Doyle stepped into CKE at a pivotal time in its development and made significant contributions. We wish him well in his future endeavors," said Foley.

     CKE Restaurants, Inc. is the parent company of Carl Karcher Enterprises, Inc., which operates approximately 650 Carl's Jr., quick service restaurants, primarily located in California, Nevada, Oregon, Arizona and Mexico; and Boston Pacific, Inc., which under an area development agreement, plans to own and operate up to 300 Boston Chicken stores in California over the next five years.

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